NSAR ITEM 77O

VKAC Pace Fund
10f-3 Transactions

Underwriting #        Underwriting            Purchased From

       1       Liberty Financial Companies     Merrill Lynch
       2             Corestaff Inc.              Montgomery
                                                 Securities
       3             Corestaff Inc.           Robinson Humphrey
       4           Steel Dynamics Inc.          McDonald & Co.
       5           Steel Dynamics Inc.        Salomon Brothers
       6          Avis Rent A Car, Inc.         Bear Stearns
       7               Endesa                   Merrill Lynch

Underwriting # Amount of shares  % of Underwriting  Date of Purchase
                   Purchased
       1             41,700          1.668%           07/17/97
       2
                      5,938          0.099%           08/11/97
       3             19,962          0.333%           08/11/97
       4             48,000          0.571%           08/13/97
       5             96,000          1.143%           08/13/97
       6             51,000          0.262%           09/23/97
       7            277,700          1.068%           10/21/97

Other Firms participating in Underwriting:

Underwriting for #1

Merrill Lynch, Inc.
Goldman, Sachs & Co.
PaineWebber Inc.
Fox-Pitt, Kelton Inc.
A.G. Edwards & Sons Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
Smith Barney Inc.
Wasserstein Perella Securities, Inc.
Sanford C. Bernstein & Co., Inc.
Dain Bosworth Incorporated
Furman Selz LLC
The Robinson-Humphrey Company, Inc.
M.J. Wjitmann & Co., Inc.


Underwriting for #2 & 3

Morgan Stanley & Co., Inc.
Goldman, Sachs & Co.
Alex, Brown & Sons Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
Montogomery Securities
The Robinson-Humphrey Company, Inc.
Bear, Stearns & Co., Inc.
William Blair & Company, L.L.C.
J.C. Bradford & Co.
Cleary Gull Reiland & McDevitt Inc.
A.G. Edwards & Sons, Inc.
Gerard Klauer Manison & Co., Inc.
Janney Montgomery Scott Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Inc.
Rauscher Pierce Refsnes, Inc.
Underwriting for #2 & 3 (con't)

Sanders Morris Mundy Inc.
Smith Barney Inc.
Stephens Inc.
Unterberg Harris, L.P.
Wasserstein Perella Securities, Inc.

Underwriting for #4 & 5

Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
McDonald & Company Securities, Inc.
Salomon Brothers, Inc.

Underwriting for #6

Bear, Stearns & Co., Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Montgomery Securities
Robertson, Stephens & Company LLC
Blaylock & Partners, L.P.
Chase Securities Inc.
ABN AMRO Chicago Corporation
BT Alex, Brown  Inc.
Cowen & Company
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz LLC
Lazard Freres & Co. LLC
Merrill Lynch, Inc.
J.P. Morgan Securities, Inc.
Morgan Stanley & Co., Inc.
Salomon Brothers Inc.
Smith Barney Inc.
Arnhold and S. Bleichroeder, Inc.
Gaines, Berland Inc.
McDonald & Company Securities, Inc.


Underwriting for #6 (con't)

Ormes Capital Markets, Inc.
Raymond James & Associates, Inc.
Sturdivant & Co., Inc.

Underwriting for #7

Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.
Bear, Stearns & Co., Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
PaineWebber Incorporated
Salomon Brothers Inc.
Santander Investment Securities Inc.
BBV LatInvest Securities Inc.
A.G. Edwards & Sons, Inc.
J.P. Morgan Securities Inc.
Prudential Securities Incorporated
Schroder & Co., Inc.
CIBC Wood Gundy Securities Inc.
Robert W. Baird & Co. Incorporated
EVEREN Securities, Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Wheat, First Securities, Inc.